Exhibit 99.1

Tellurian and Shell sign agreements for 3 mtpa;

LNG sales from Driftwood’s first two plants complete

HOUSTON, Texas – (BUSINESS WIRE) July 29, 2021 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) announced today it has finalized liquefied natural gas (LNG) sale and purchase agreements (SPAs) with Shell NA LNG. The SPAs are on a free on board (FOB) basis at Driftwood LNG for a combination of three million tonnes per annum (mtpa) for a ten-year period, indexed to a combination of two indices: the Japan Korea Marker (JKM) and the Dutch Title Transfer Facility (TTF), each netted back for transportation charges.

The agreements mark the third deal that Tellurian has finalized in ten weeks, totaling nine mtpa and nearly all of the capacity of Driftwood LNG’s first two plants.

President and CEO Octávio Simões said, “Tellurian welcomes Shell to the Driftwood project. Shell manages one of the largest and most diverse portfolios of LNG in the world, and is leading the industry in delivering CO2e neutral LNG cargoes. Owing to Driftwood’s integrated project, our ability to accurately measure well to loading arm emissions and reduce emissions where operationally possible, further enables Shell’s CO2e neutral LNG offering.”

Steve Hill, EVP Shell Energy stated, “LNG demand is expected to nearly double by 2040. This deal secures additional competitive volumes for our portfolio by the mid-2020s, enabling us to continue providing diverse and flexible LNG supply to our customers. We look forward to working with Tellurian.”

Simões added, “With these SPAs, we have now completed the sales to support the launching of the first two plants. Tellurian will now focus on financing Driftwood, in order to give Bechtel notice to proceed with construction in early 2022.”

About Tellurian Inc.

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”. For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, future demand and supply affecting LNG and general energy markets, carbon neutrality, future contracts, the capacity, timing and other aspects of the Driftwood project, and the construction and financing of the project. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2020, and other Tellurian filings with the Securities and Exchange Commission, all of which are incorporated by reference herein. The effectiveness of the agreements described in this press release is subject to, among other things, a final investment decision with respect to the Driftwood project, and reaching a final investment decision will require Tellurian to obtain significant amounts of additional capital. The agreements may be terminated in certain circumstances prior to the expiration of their 10-year terms. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media: Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com